NETSCOUT Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results

WESTFORD, Mass., May 9, 2024 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of performance management, cybersecurity, and DDoS protection solutions, today announced financial results for its fourth quarter and full fiscal year ended March 31, 2024.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

“Strong Cybersecurity revenue growth continued to be a highlight for NETSCOUT as customers prioritized cybersecurity spending amid heightened geopolitical tensions and the expanding cyber threat landscape. During Q4 and for the full fiscal year 2024, NETSCOUT achieved solid double digit revenue growth in our Cybersecurity offering area across both the enterprise and service provider customer verticals. This strength was more than offset by the constrained customer spending environment affecting our Service Assurance offerings, primarily related to our domestic service provider customers. While our full fiscal year 2024 GAAP operating performance included non-cash goodwill impairment charges that led to a net loss per share for the fiscal year, our diligent cost containment actions and flexible cost structure contributed to non-GAAP earnings per share growth year over year.
“As we look forward to fiscal year 2025, we are encouraged by the momentum in our Cybersecurity offerings. Additionally, there is recognition of lingering headwinds in the domestic service provider vertical of our Service Assurance offering. This will likely create a top-line offset resulting in a flat to slightly down revenue scenario for fiscal year 2025. Considering these dynamics, we have begun to take further actions that will enhance our focus on Cybersecurity. We also plan to continue to align our cost structure with the current demand environment as we seek to execute on our strategic priorities, preserve earnings for shareholders, and position NETSCOUT for long-term success.”

Q4 FY24 Financial Results

Total revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2024 was $203.4 million, compared with $208.1 million (GAAP and non-GAAP) in the fourth quarter of fiscal year 2023. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2024 was $89.4 million, or approximately 44% of total revenue in the period. This compares with product revenue

(GAAP and non-GAAP) of $91.3 million in the fourth quarter of fiscal year 2023, which was approximately 44% of total revenue in the period.

Service revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2024 was $114.0 million, or approximately 56% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $116.8 million in the fourth quarter of fiscal year 2023, which was approximately 56% of total revenue for the period.

NETSCOUT’s loss from operations (GAAP) was $37.0 million in the fourth quarter of fiscal year 2024, which includes a non-cash goodwill impairment charge of $50.2 million. This compares with income from operations (GAAP) of $1.6 million in the fourth quarter of fiscal year 2023. The Company’s operating margin (GAAP) was negative 18.2% in the fourth quarter of fiscal year 2024, versus 0.8% in the same period of fiscal year 2023. Non-GAAP income from operations was $39.0 million with a non-GAAP operating margin of 19.2% in the fourth quarter of fiscal year 2024. This compares to non-GAAP income from operations of $32.7 million and a non-GAAP operating margin of 15.7% in the fourth quarter of fiscal year 2023. Non-GAAP EBITDA from operations in the fourth quarter of fiscal year 2024 was $42.9 million, or 21.1% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $38.0 million in the fourth quarter of fiscal year 2023, or 18.3% of non-GAAP quarterly revenue for the period.

Net loss (GAAP) for the fourth quarter of fiscal year 2024 was $32.4 million, or $0.46 per share (diluted), which includes the non-cash goodwill impairment charge mentioned above, versus a net loss (GAAP) of $3.2 million, or $0.05 per share (diluted), for the fourth quarter of fiscal year 2023. On a non-GAAP basis, net income for the fourth quarter of fiscal year 2024 was $39.8 million, or $0.55 per share (diluted), compared with $27.2 million, or $0.38 per share (diluted), for the fourth quarter of fiscal year 2023.

As of March 31, 2024, cash, cash equivalents, short and long-term marketable securities and investments were $424.1 million, compared with $330.1 million as of December 31, 2023, and $427.9 million as of March 31, 2023. NETSCOUT did not repurchase any shares of its common stock during the fourth quarter of fiscal year 2024. The Company’s outstanding debt balance under its revolving credit facility was $100 million as of March 31, 2024. The Company’s $800 million revolving credit facility will expire in July 2026.

Full Year FY24 Financial Results

▪Total revenue (GAAP and non-GAAP) for the full fiscal year 2024, was $829.5 million, compared with total revenue (GAAP and non-GAAP) of $914.5 million in fiscal year 2023. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.

▪Product revenue (GAAP and non-GAAP) for fiscal year 2024 was $360.4 million, compared with $450.8 million in fiscal year 2023.
▪Service revenue (GAAP and non-GAAP) for the fiscal year 2024 was $469.0 million, compared with $463.7 million in fiscal year 2023.
▪NETSCOUT’s loss from operations (GAAP) for fiscal year 2024 was $149.8 million, which includes total non-cash goodwill charges of $217.3 million. This compares with income from operations (GAAP) of $77.7 million in fiscal year 2023. The Company’s operating margin (GAAP) for fiscal year 2024 was negative 18.1%, versus 8.5% in fiscal year 2023.The Company’s non-GAAP income from operations for the fiscal year 2024 was $187.1 million with a non-GAAP operating margin of 22.6%, compared with non-GAAP income from operations of $206.8 million and a non-GAAP operating margin of 22.6% for fiscal year 2023. The Company’s non-GAAP EBITDA from operations for fiscal year 2024 was $205.0 million, or 24.7% of non-GAAP total revenue, compared with non-GAAP EBITDA from operations of $227.8 million, or 24.9% of non-GAAP total revenue for fiscal year 2023.
▪For fiscal year 2024, NETSCOUT’s net loss (GAAP) was $147.7 million, or ($2.07) per share (diluted), which includes the non-cash goodwill impairment charge mentioned above. This compares with net income (GAAP) of $59.6 million, or $0.82 per share (diluted), in fiscal year 2023. Non-GAAP net income for the fiscal year 2024 was $159.1 million, or $2.20 per share (diluted), compared with non-GAAP net income of $159.6 million, or $2.18 per share (diluted), for fiscal year 2023.
▪During fiscal year 2024, NETSCOUT repurchased approximately 1.8 million shares of its common stock for an aggregate of approximately $50 million through its share repurchase program.

Financial Outlook

The Company’s financial outlook for fiscal year 2025 is anticipated to be as follows:
▪Revenue (GAAP and non-GAAP) $800 million to $830 million.
▪GAAP net income per share (diluted) in the range of $0.58 to $0.82. Non-GAAP net income per share (diluted) in the range of $2.10 to $2.30.
▪A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2025 outlook is included in the financial tables below.

NETSCOUT recently initiated a Voluntary Separation Program (VSP) as part of restructuring efforts for fiscal year 2025, with one-time separation charges currently estimated to be in the range of $18 million to $22 million. These charges are factored into NETSCOUT's GAAP guidance provided above, while anticipated partial-year net benefits for fiscal year 2025 are included in both GAAP and non-GAAP expectations.

Recent Developments and Highlights

▪In late April 2024, NETSCOUT announced the findings from its 2nd-half 2023 DDoS Threat Intelligence Report that highlights increased global “hacktivism”, water torture attacks and gaming/gambling targeting. The publication indicated that daily attacks from “hacktivists” increased more than ten-fold between the first and second halves of 2023 while “hacktivism” and water torture attacks were key contributors to the more than 7 million DDoS attacks in the back half of 2023.
▪In early April 2024, NETSCOUT released insightful research findings that revealed widespread UCaaS incidents or outages in 2023 in the enterprise, with 97% of enterprises experiencing at least one major event and many of these events creating negative monetary implications. These findings enhance the value proposition of the nGenius Enterprise platform as NETSCOUT helps its customers identify and mitigate UCaaS-related issues.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its fourth-quarter and full fiscal year 2024 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9708. The conference call ID is NTCTQ424. A replay of the call will be available after 12:00 p.m. ET today, for approximately one week. The number for the replay is (800) 753-5212 for U.S./Canada and (402) 220-2673 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (Non-GAAP EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense. Non-GAAP income from operations includes the aforementioned adjustments and also removes gain on the divestiture of a business, legal (benefit) expense related to civil judgments, restructuring charges and goodwill impairment charges. Non-GAAP operating margin includes the foregoing adjustments related to non-GAAP income from operations. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes change in fair value of derivative instruments, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s financial results, its financial outlook and expectations, its increased focus on Cybersecurity, its intention to reduce its cost structure to align it with the current demand environment, its efforts to execute on strategic priorities, preserve earnings for shareholders, and position NETSCOUT for long-term success, statements regarding charges and benefits resulting from the VSP, and statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the

Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2024 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts: Investors Media
Sean K. F. Hannan Chris Lucas
Head of Investor Relations AVP, Marketing & Corporate Communications
978-614-4374 978-614-4124
IR@netscout.com Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue:
Product	$89,406	$91,274	$360,444	$450,793
Service	114,037	116,819	469,011	463,737
Total revenue	203,443	208,093	$829,455	914,530
Cost of revenue:
Product	16,051	16,901	64,057	94,868
Service	34,289	34,040	123,355	128,230
Total cost of revenue	50,340	50,941	187,412	223,098
Gross profit	153,103	157,152	642,043	691,432
Operating expenses:
Research and development	43,558	46,241	161,213	176,173
Sales and marketing	61,909	67,478	270,979	276,913
General and administrative	21,911	27,926	95,886	103,510
Amortization of acquired intangible assets	12,547	13,890	50,337	55,390
Restructuring charges	—	(21)	—	1,782
Goodwill impairment	50,154	—	217,260	—
Gain on divestiture of a business	—	—	(3,806)	—
Total operating expenses	190,079	155,514	791,869	613,768
Income (loss) from operations	(36,976)	1,638	(149,826)	77,664
Interest and other income (expense), net	4,044	(2,695)	5,316	(9,249)
Income (loss) before income tax expense (benefit)	(32,932)	(1,057)	(144,510)	68,415
Income tax expense (benefit)	(513)	2,164	3,224	8,767
Net income (loss)	$(32,419)	$(3,221)	$(147,734)	$59,648

Basic net income (loss) per share	$(0.46)	$(0.05)	$(2.07)	$0.83
Diluted net income (loss) per share	$(0.46)	$(0.05)	$(2.07)	$0.82
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	71,164	71,066	71,474	71,781
Net income (loss) per share - diluted	71,164	71,066	71,474	73,046

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31,	March 31,
	2024	2023
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$423,133	$418,998
Accounts receivable and unbilled costs, net	192,096	143,855
Inventories and deferred costs	14,095	17,956
Prepaid expenses and other current assets	43,170	36,551
Total current assets	672,494	617,360

Fixed assets, net	26,487	34,735
Operating lease right-of-use assets	42,486	51,456
Goodwill and intangible assets, net	1,811,479	2,090,995
Long-term marketable securities	994	8,940
Other assets	41,362	17,074
Total assets	$2,595,302	$2,820,560

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,506	$16,473
Accrued compensation	51,362	83,279
Accrued other	15,429	30,674
Deferred revenue and customer deposits	301,806	311,531
Current portion of operating lease liabilities	11,979	11,650
Total current liabilities	395,082	453,607

Other long-term liabilities	7,055	7,683
Deferred tax liability	4,374	24,939
Accrued long-term retirement benefits	28,413	26,049
Long-term deferred revenue and customer deposits	130,212	129,814
Operating lease liabilities, net of current portion	38,101	48,819
Long-term debt	100,000	100,000
Total liabilities	703,237	790,911

Stockholders' equity:
Common stock	131	128
Additional paid-in capital	3,181,366	3,099,698
Accumulated other comprehensive income	3,572	5,738
Treasury stock, at cost	(1,615,483)	(1,546,128)
Retained earnings	322,479	470,213
Total stockholders' equity	1,892,065	2,029,649
Total liabilities and stockholders' equity	$2,595,302	$2,820,560

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2024	2023	2023	2024	2023

GAAP and Non-GAAP Revenue	$203,443	$208,093	$218,072	$829,455	$914,530

Gross Profit (GAAP)	$153,103	$157,152	$174,448	$642,043	$691,432
Share-based compensation expense (1)	2,305	1,940	2,375	10,229	8,415
Amortization of acquired intangible assets (2)	1,637	2,329	1,636	6,549	9,284
Acquisition related depreciation expense (3)	1	6	2	12	22
Non-GAAP Gross Profit	$157,046	$161,427	$178,461	$658,833	$709,153

Income (Loss) from Operations (GAAP)	$(36,976)	$1,638	$(134,447)	$(149,826)	$77,664
GAAP Operating Margin	(18.2)%	0.8%	(61.7)%	(18.1)%	8.5%
Share-based compensation expense (1)	16,146	14,761	16,364	70,799	61,986
Amortization of acquired intangible assets (2)	14,184	16,219	14,169	56,886	64,674
Restructuring charges	—	(21)	—	—	1,782
Goodwill impairment	50,154	—	167,106	217,260	—
Acquisition related depreciation expense (3)	11	58	12	119	241
Gain on divestiture of a business	—	—	—	(3,806)	—
Legal (benefit) expense related to civil judgments (4)	(4,510)	50	45	(4,380)	476
Non-GAAP Income from Operations	$39,009	$32,705	$63,249	$187,052	$206,823
Non-GAAP Operating Margin	19.2%	15.7%	29.0%	22.6%	22.6%

Net Income (Loss) (GAAP)	$(32,419)	$(3,221)	$(132,577)	$(147,734)	$59,648
Share-based compensation expense (1)	16,146	14,761	16,364	70,799	61,986
Amortization of acquired intangible assets (2)	14,184	16,219	14,169	56,886	64,674
Restructuring charges	—	(21)	—	—	1,782
Goodwill impairment	50,154	—	167,106	217,260	—
Acquisition related depreciation expense (3)	11	58	12	119	241
Gain on divestiture of a business	—	—	—	(3,806)	—
Legal (benefit) expense related to civil judgments (4)	(4,510)	50	45	(4,380)	476
Change in fair value of derivative instrument (5)	—	1,380	—	(206)	1,380
Income tax adjustments (6)	(3,743)	(2,041)	(13,085)	(29,828)	(30,626)
Non-GAAP Net Income	$39,823	$27,185	$52,034	$159,110	$159,561

Diluted Net Income (Loss) Per Share (GAAP)	$(0.46)	$(0.05)	$(1.87)	$(2.07)	$0.82
Share impact of non-GAAP adjustments identified above	1.01	0.43	2.60	4.27	1.36
Non-GAAP Diluted Net Income Per Share	$0.55	$0.38	$0.73	$2.20	$2.18

Shares used in computing non-GAAP diluted net income per share	72,345	72,491	71,638	72,294	73,046

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		March 31,		December 31,	March 31,
		2024	2023	2023	2024	2023

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$303	$260	$306	$1,330	$1,129
	Cost of service revenue	2,002	1,680	2,069	8,899	7,286
	Research and development	4,409	3,870	4,498	19,281	17,055
	Sales and marketing	5,736	5,374	5,680	25,375	22,612
	General and administrative	3,696	3,577	3,811	15,914	13,904
	Total share-based compensation expense	$16,146	$14,761	$16,364	$70,799	$61,986
(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$1,637	$2,329	$1,636	$6,549	$9,284
	Operating expenses	12,547	13,890	12,533	50,337	55,390
	Total amortization expense	$14,184	$16,219	$14,169	$56,886	$64,674
(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$1	$3	$2	$8	$12
	Cost of service revenue	—	3	—	4	10
	Research and development	8	41	8	82	170
	Sales and marketing	2	7	2	18	32
	General and administrative	—	4	—	7	17
	Total acquisition related depreciation expense	$11	$58	$12	$119	$241
(4)	Legal (benefit) expense related to civil judgments included in this amount is as follows:
	General and administrative	$(4,510)	$50	$45	$(4,380)	$476
	Total legal judgments expense	$(4,510)	$50	$45	$(4,380)	$476
(5)	Change in fair value of derivative instrument included in this amount is as follows:
	Interest and other (income) expense, net	$—	$1,380	$—	$(206)	$1,380
	Total change in fair value of derivative instrument	$—	$1,380	$—	$(206)	$1,380
(6)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(3,743)	$(2,041)	$(13,085)	$(29,828)	$(30,626)
	Total income tax adjustments	$(3,743)	$(2,041)	$(13,085)	$(29,828)	$(30,626)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2024	2023	2023	2024	2023

Income (loss) from operations (GAAP)	$(36,976)	$1,638	$(134,447)	$(149,826)	$77,664
Previous adjustments to determine non-GAAP income from operations	75,985	31,067	197,696	336,878	129,159
Non-GAAP Income from operations	$39,009	$32,705	$63,249	$187,052	$206,823
Depreciation excluding acquisition related-depreciation expense	3,863	5,339	4,337	17,981	21,003
Non-GAAP EBITDA from operations	$42,872	$38,044	$67,586	$205,033	$227,826
Non-GAAP EBITDA from operations as a % of revenue	21.1%	18.3%	31.0%	24.7%	24.9%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'24	FY'25
GAAP & Non-GAAP revenue	$829.5	~ $800 million to ~$830 million

	FY'24	FY'25
GAAP net income (loss)	$(147.7)	~$43 million to ~$61 million
Amortization of intangible assets	$56.9	~$50 million
Share-based compensation expenses	$70.8	~$70 million
Business development & integration expenses*	$0.1	~Less than $1 million
Gain on divestiture of a business	$(3.8)	—
Change in fair value of derivative instrument	$(0.2)	—
Legal (benefit) expense related to civil judgments	$(4.4)	—
Restructuring charges	$—	~$18 million to ~$22 million
Goodwill impairment	$217.3	—
Total adjustments	$336.7	~$140 million to ~$145 million
Related impact of adjustments on income tax	$(29.8)	(~$28 million) to (~$27 million)
Non-GAAP net income	$159.1	~$155 million to ~$170 million

GAAP net income (loss) per share (diluted)	$(2.07)	~$0.58 to ~$0.82
Non-GAAP net income per share (diluted)	$2.20	~$2.10 to ~$2.30

Average weighted shares outstanding (diluted GAAP)	71.5	~74 million
Average weighted shares outstanding (diluted Non-GAAP)	72.3	~74 million
*Business development & integration expenses include acquisition-related depreciation expense
**Figures in table may not total due to rounding